Exhibit 10.l

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of November 20, 2016 by and between Vantiv, Inc., a Delaware corporation (the “Company”), and Fifth Third Bank (“FTB”).

Background

A.            FTB holds a warrant (the “Warrant”) to purchase an aggregate 7,791,956 Class C Units (the “Class C Units”) of Vantiv Holding, LLC (“Vantiv Holding”), and intends to (i) net exercise the remaining Warrant for 5,651,432 Class C Units, (ii) exchange all of those Class C Units (the “Class C Exchange”) in accordance with the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), among the Company, Vantiv Holding, FTB and FTPS Partners, LLC for shares of the Company’s Class A common stock, $0.00001 par value per share (the “Class A Common Stock”), (iii) offer and sell 4,801,432 shares of the Class A Common Stock received in the Class C Exchange (the “Underwritten Shares”) in an underwritten public offering (the “Public Offering”) and (iv) sell 850,000 shares of the Class A Common Stock received in the Class C Exchange (the “Repurchase Shares”) to the Company on the terms and conditions set forth in this Agreement;

B.            The Company has agreed to purchase the Repurchase Shares from at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

C.            Promptly after the date hereof, FTB and the Company intend to commence the Public Offering of the Underwritten Shares;

D.            Pursuant to an underwriting agreement expected to be entered into on or about November 21, 2016 (the “Underwriting Agreement”), among the Company, Vantiv Holding, FTB and any underwriter party thereto (the “Underwriter”), the Underwriter will agree to purchase the Underwritten Shares from FTB;

E.             The board of directors of the Company (the “Board”) has authorized a program to repurchase shares of Class A Common Stock having an aggregate value of up to $300 million, from time to time in the open market, in privately negotiated transactions or otherwise;

F.              A Subcommittee of the Audit Committee of the Company (the “Special Committee”) comprised solely of independent directors has reviewed the Repurchase as a related party transaction with FTB as required by the Company’s Audit Committee Charter; and

G.            Accordingly, the full board and the Special Committee have done what is required to authorize and approve the Repurchase.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.                                      Repurchase.

(a)                                 Subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b) below, the Company hereby agrees to purchase from FTB, and FTB hereby agrees to sell to the Company, at a per share purchase price for each Repurchase Share equal to the closing price of the Company’s Class A Common Stock on the New York Stock Exchange on November 21, 2016 (the “Per Share Purchase Price”).

(b)                                 The obligation of the Company to purchase the Repurchase Shares and the obligation of FTB to sell the Repurchase Shares in the Repurchase shall be subject to:

(i)                                     the delivery of a subscription - net exercise notice by FTB to Vantiv Holding for the remaining Class C Units issuable under the Warrant;

(ii)                                  the delivery by FTB to Vantiv Holding of an Election of Exchange pursuant to the Exchange Agreement with respect to the Class C Units to be received in the Class C Exchange; it being understood that the Company will issue shares of Class A Common Stock in the Class C Exchange and will not elect to make a Cash Exchange Payment (as defined in the Exchange Agreement); and

(iii)                               the execution of the Underwriting Agreement by the Company, Vantiv Holding, FTB and the Underwriter, on the date of pricing of the Public Offering, and the closing of the Public Offering pursuant to the terms of the Underwriting Agreement no later than 15 business days from the date hereof.

(c)                                  The closing of the Repurchase (the “Closing”) shall take simultaneously with the closing of the Public Offering at the offices of Weil, Gotshal & Manges LLP, counsel for the Company, or at such other time and place as may be agreed upon by the Company and FTB. At the Closing, FTB shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to FTB by wire transfer in immediately available funds to the account specified by FTB an amount equal to the Per Share Purchase Price multiplied by 850,000.

2.                                      Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to FTB that:

(a)                                 The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)                                  The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder.

3.                                      Representations of FTB. In connection with the transactions contemplated hereby, FTB represents and warrants to the Company that:

(a)                                 FTB is a bank duly organized and existing under the laws of the State of Ohio.

(b)                                 All consents, approvals, authorizations and orders necessary for the execution and delivery by FTB of this Agreement and for the sale and delivery of the Repurchase Shares hereunder, have been obtained; and FTB has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of FTB’s obligations hereunder.

(c)                                  This Agreement has been duly authorized, executed and delivered by FTB and constitutes a valid and binding agreement of FTB, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d)                                 The sale of the Repurchase Shares by FTB hereunder and the compliance by FTB with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which FTB is a party or by which FTB is bound or to which any of the property or assets of FTB is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which FTB was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over FTB or the property of FTB; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of FTB’s obligations hereunder.

(e)                                  Upon delivery of the Class C Units pursuant to the Class C Exchange, FTB will hold good and valid title to the Class C Units and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, FTB will hold good and valid title to the Repurchase Shares or a securities entitlement in respect thereof, and will hold the Class C Units and such Repurchase Shares free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Repurchase Shares (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire good and valid title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or claims, and, if delivery of such Repurchased Shares is effected by crediting a securities account of the Company, a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f)                                   FTB (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. FTB has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Repurchase Shares and the Company as it has requested. FTB has received all information that it believes is necessary or appropriate in connection with the Repurchase. FTB is an informed and sophisticated party and has engaged, to the extent FTB deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. FTB acknowledges that FTB has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of FTB in this Agreement.

4.                                      Termination. This Agreement may be terminated at any time by the mutual written, consent of the Company and FTB. Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that (a) the Commencement of the Public Offering has not been publicly announced within three business days after the date hereof or (b) the conditions in paragraph 1(c) of this Agreement have not been satisfied within 15 business days after the date hereof.

5.                                      Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To Fifth Third Bank:

Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: James C. Leonard, Treasurer

Facsimile:

Email:

With a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Catherine M. Clarkin

Facsimile: (212) 558-3588

Email: clarkinc@sullcrom.com

And

Fifth Third Bank Legal Department

38 Fountain Square Plaza

Cincinnati, Ohio 45263

Attention: H. Samuel Lind, Assistant General Counsel

Facsimile:

Email:

To the Company:

Vantiv, Inc.

8500 Governor’s Hill Drive

1GH1Y1

Symmes Township, Ohio 45249-1384

Attention: Chief Legal and Corporate Services Officer

With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Alexander D. Lynch

Facsimile: (212) 310-8007

Email: alex.lynch@weil.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.                                      Miscellaneous.

(a)                                 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)                                 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement. This Agreement and any other agreements ancillary hereto embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)                                 Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by FTB and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f)                                   No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g)                                  Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h)                                 Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i)                                     Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)                                    Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of FTB and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)                                 Further Assurances. Each of the Company and FTB shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l)                                     Expenses. Each of the Company and FTB shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

VANTIV, INC.

By:	/s/ NELSON F. GREENE
Name: Nelson F. Greene
Title: Chief Legal and Corporate Services Officer & Secretary

[Signature Page to Stock Repurchase Agreement]

FIFTH THIRD BANK

By:	/s/ JAMES C. LEONARD
Name: James C. Leonard
Title: Treasurer

[Signature Page to Stock Repurchase Agreement]